UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2021 (February 16, 2021)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)    Change in Designation of an Executive Officer

On February 16, 2021, the Board of Directors (the “Board”) of Community Health Systems, Inc. (the “Company”) elected and appointed Kevin J. Hammons, age 55, who was previously Executive Vice President and Chief Financial Officer of the Company, to the position of President and Chief Financial Officer of the Company. The Company did not enter into or amend any compensatory or other plan, contract or arrangement with Mr. Hammons in connection with his appointment as President. The information required by Items 401(b) and (e) of Regulation S-K with respect to Mr. Hammons was included in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 2, 2020 and is incorporated herein by reference.

(ii)    Compensation Arrangements

On February 16, 2021, the Board, upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), met and approved the following compensation arrangements for 2021 for the Company’s named executive officers, as reflected in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders (collectively, the “Named Executive Officers”).

2021 Cash Incentive Compensation

The Board approved performance goals for the Named Executive Officers for fiscal year 2021 under the Company’s 2019 Employee Performance Incentive Plan (the “Cash Incentive Plan”), which is discussed in more detail below, with target opportunities as follows (expressed as a percentage of base salary):

Name and Position	Target Opportunity
Wayne T. Smith, Executive Chairman of the Board of Directors	225%
Tim L. Hingtgen, Chief Executive Officer	225%
Kevin J. Hammons, President and Chief Financial Officer	125%
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	115%
Benjamin C. Fordham, Executive Vice President, General Counsel and Assistant Secretary	115%

In addition, each Named Executive Officer will have the opportunity to achieve an additional percentage of his or her base salary for the attainment of specific non-financial performance improvements up to a maximum of an additional 40% for Mr. Smith and Mr. Hingtgen; 25% for Mr. Hammons; and 10% for Dr. Simon and Mr. Fordham. Each Named Executive Officer will also have the opportunity to achieve an additional percentage of his or her base salary for overachievement of Company-level goals up to a maximum of an additional 35% for Mr. Smith and Mr. Hingtgen, and an additional 25% for Mr. Hammons, Dr. Simon and Mr. Fordham.

The payments made to the Company’s 2020 named executive officers under the Cash Incentive Plan in respect of fiscal 2020 incentive compensation targets will be set forth in the definitive proxy statement to be filed by the Company in connection with the Company’s 2021 annual meeting of stockholders.

2021 Base Salaries

The Board approved the following base salary amounts for the Named Executive Officers for fiscal year 2021:

Name and Position	2021 Base Salary
Wayne T. Smith, Executive Chairman of the Board of Directors	$1,000,000
Tim L. Hingtgen, Chief Executive Officer	$1,200,000
Kevin J. Hammons, President and Chief Financial Officer	$700,000
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	$625,000
Benjamin C. Fordham, Executive Vice President, General Counsel and Assistant Secretary	$625,000

Long-Term Incentive Compensation – Equity Awards

Pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan (the “Stock Plan”), the Board approved the following equity grants to the Named Executive Officers, effective March 1, 2021 (the “grant date”):

Name and Position	Non-Qualified Stock Options	Time Vesting Restricted Stock	Performance-Based Restricted Stock
Wayne T. Smith, Executive Chairman of the Board of Directors	90,000	90,000	180,000
Tim L. Hingtgen, Chief Executive Officer	100,000	100,000	200,000
Kevin J. Hammons, President and Chief Financial Officer	75,000	75,000	150,000
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	40,000	40,000	80,000
Benjamin C. Fordham, Executive Vice President, General Counsel and Assistant Secretary	26,250	26,250	52,500

The number of performance-based restricted shares granted to each Named Executive Officer is subject to the attainment of certain performance objectives during the three-year period beginning January 1, 2021 and ending December 31, 2023, with the ultimate number of shares vesting in respect of such awards after such three-year period ranging from 0% to 200% of the shares set forth above based on the level of achievement of such performance objectives.

Both the non-qualified stock options and the time-vesting restricted stock vest ratably over three years, beginning on the first anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2021	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen
Chief Executive Officer (principal executive officer)